Exhibit 10.37
REVOLVING LINE OF CREDIT LOAN AGREEMENT

THIS REVOLVING LINE OF CREDIT LOAN AGREEMENT (this “Agreement”) is made as of April 15, 2012 (the “Effective Date”), by and between Midas Medici Group Holdings, Inc., a Delaware corporation (“Debtor”), Knox Lawrence International, LLC, a Delaware limited liability company (“KLI”), and Ouotidian Capital, LLC, a Delaware limited liability company corporation (“Quotidian”, and together with KLI, the “Lender”).

WHEREAS, solely as an accommodation to the Company, KLI and Quotidian have agreed to provide a credit facility to the Company, to supplement the Company’s current credit facilities solely in the event such additional funds may be required by the Company, in it’s sole discretion.

AGREEMENT:

In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

1. DEFINITIONS. The following terms shall have the following meanings for all purposes of this Agreement:

“Acceleration Event” means (a) a breach or default, after the passage of all applicable notice and cure or grace periods, under any other agreement, instrument or promissory note other than the Loan Documents between, among or by (i) Debtor and, or for the benefit of, (ii) Lender, (b) a “change of control” of Debtor, as such term is defined under section 13d for the Securities Exchange Act of 1934, or (c) at any time that the current members of the Board of Directors of Debtor shall not constitute a majority of the Board of Directors, unless any such new members shall have been affirmatively approved by a majority of those members currently serving in such capacity.

“Action” has the meaning set forth in Section 7.2

“Advance” means any advance of the proceeds of the Loan made by Lender pursuant to the terms of Section 2.

“Affiliate” means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, “controls”, “under common control with” and “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or otherwise.

“Business Day” means any day on which banks are open for general banking business in the state of New York other than a Saturday, Sunday, a legal holiday or any other day on which banks in the State of New York are required or authorized by law to close.

“Code” means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.

 “Debt” means as to such Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services; (d) all capital lease obligations of such Person; (e) all contingent obligations or other obligations of others guaranteed by such Person; (f) all obligations secured by a lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are nonrecourse to the credit of such Person; and (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments.

“Effective Date” has the meaning set forth in the introductory paragraph of this Agreement.

“Event of Default” has the meaning set forth in Section 7.

 “Indemnified Parties” has the meaning set forth in Section 9.

 “Loan” means the revolving line of credit in the Maximum Loan Amount and as described in Section 2.

“Loan Documents” means, collectively, this Agreement, the Note and all other documents, instruments and agreements executed in connection therewith or contemplated thereby.

“Material Adverse Effect” means a material adverse effect on (i) the financial condition of Debtor taken as a whole with its subsidiaries, or (ii) the ability of Debtor to perform its obligations under the Loan Documents.

“Maturity Date” shall have the meaning set forth in the Note.

“Maximum Loan Amount” means $2,000,000.

 “Note” means the promissory note dated as of the Effective Date executed by Debtor in favor of a Lender in the form of Exhibit A attached to this Agreement, as such Note may be amended and/or amended and restated and/or substituted from time to time as contemplated by Section 2. The term “Note” shall also include all additional promissory notes executed and delivered by Debtor to a Lender from time to time as contemplated by Section 2.

 “Person” shall mean any individual, corporation, partnership, limited liability company, trust, unincorporated organization, governmental authority or any other form of entity.

“Subsidiary” means any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation or entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Debtor or one or more of the Subsidiaries or by Debtor and one or more of the Subsidiaries.

2. REVOLVING LINE OF CREDIT.

A. On the terms and subject to the satisfaction by Debtor of the conditions set forth in this Agreement, each Lender, jointly and severally, agrees to make the Loan to Debtor, which Loan will be in the form of Advances made from time to time as provided in this Agreement. The outstanding aggregate principal amount of the Loan shall not exceed the Maximum Loan Amount at any time. So long as no event has occurred which is, or with the passage of time or the giving of notice or both under the Loan Documents would constitute, an Event of Default or an Acceleration Event, Debtor may borrow, prepay and reborrow, from the Effective Date until the Maturity Date, an amount up to the Maximum Loan Amount. Debtor shall not request an Advance in an amount less than $250,000 and no more than once in a calendar month.

B. Simultaneously with the execution and delivery of this Agreement, Debtor shall execute and deliver to the Lender the Note. The obligation of Debtor to pay the outstanding aggregate principal amount of all Advances plus accrued interest thereon shall be evidenced by the Note. Debtor irrevocably authorizes Lender to make or cause to be made, at or about the time of any Advance or at the time of Lender’s receipt of any payment of the principal amount of the Note, an appropriate notation in Lender’s records reflecting the amount of such Advance or payment, as applicable. The outstanding aggregate principal amount of the Note plus accrued interest thereon set forth in Lender’s records maintained with respect to the Note (which may include computer records) shall, absent manifest error, be prima facie evidence of the outstanding aggregate principal amount plus accrued interest thereon due and owing to Lender, but the failure to record, or any error in so recording, any such amount on Lender’s records shall not limit or otherwise affect the obligations of Debtor under the Note to make payments when due. Notwithstanding the foregoing, Debtor agrees to execute such amendments to the Note, amendments and restatements of the Note and/or substitute and/or additional promissory notes in the form of the Note as Lender may reasonably request to evidence Debtor’s obligations to Lender under the Loan Documents.

C. Debtor shall notify Lender at least three Business Days before the Business Day on which Debtor desires to receive an Advance. Each such notice shall be in the form of Exhibit B attached hereto (each, a “Notice”), and shall set forth the requested amount of each Advance and such other information required by the Notice. Each Notice shall constitute a certification by Debtor that the representations and warranties of Debtor set forth in the Loan Documents, are true, correct and complete in all material respects as of the date of such Notice and as of the date of such requested Advance and that Debtor has satisfied each of the conditions precedent set forth in this Agreement. Lender’s obligation to fund each Advance shall be subject to the satisfaction of the following conditions precedent as of the date of the requested Advance:

(i) no event shall have occurred which is, or with the passage of time or the giving of notice or both under the Loan Documents would constitute, an Event of Default or an Acceleration Event;

(ii) Debtor shall be in compliance with each of the covenants set forth in Section 5;

(iii) the outstanding principal balance of the Loan, together with the amount of the requested Advance, must not exceed the Maximum Loan Amount; and

(iv) there shall have been no material adverse change in Debtor’s business, operations, assets or financial condition since the Effective Date, as determined by Lender in its reasonable discretion.

Upon Debtor’s satisfaction of the foregoing conditions, Lender will disburse the requested Advance in immediately available funds to such account as Debtor shall have specified in the Notice or as otherwise directed by Debtor in the Notice.

D. The Loan shall bear interest at a rate of interest of 10% per annum, as set forth in the Note and shall be payable in arrears on the first day of each month based on the then outstanding principal balance of the Note. Debtor shall have the right to prepay (without premium or penalty) the Note in whole or in part at any time. Debtor shall pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, the outstanding principal amount of the Loan and all accrued but unpaid interest thereon.

E. All costs and expenses of the transaction described in this Agreement shall be paid by Debtor, including, without limitation, the attorneys’ fees of Debtor.

3. REPRESENTATIONS AND WARRANTIES OF LENDER. The representations and warranties of each Lender contained in this Section are being made by each Lender, severally and not jointly, as of the Effective Date to induce Debtor to enter into this Agreement and consummate the transactions contemplated herein, and Debtor has relied, and will continue to rely, upon such representations and warranties from and after the execution of this Agreement. Each Lender represents and warrants to Debtor as follows:

A. Organization of Lender. Lender has been duly formed, is validly existing and has taken all necessary action to authorize the execution, delivery and performance by Lender of this Agreement.

B. Authority of Lender. The person who has executed this Agreement on behalf of Lender is duly authorized so to do.

C. Enforceability. Upon execution by Lender, this Agreement shall constitute the legal, valid and binding obligation of Lender, enforceable against Lender in accordance with its terms.

All representations and warranties of each Lender made in this Agreement shall survive the execution of this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF DEBTOR. The representations and warranties of Debtor contained in this Section are being made by Debtor as of the Effective Date and the date of each Advance to induce Lender to enter into this Agreement and consummate the transactions contemplated herein, and Lender has relied, and will continue to rely, upon such representations and warranties from and after the Effective Date and the date of each Advance. Debtor represents and warrants to Lender as follows:

A. Organization and Authority of Debtor. Debtor is duly organized or formed, validly existing and in good standing under the laws of the State of Delaware and qualified as a foreign corporation to do business in any jurisdiction where such qualification is required. All necessary corporate action has been taken to authorize the execution, delivery and performance of the Loan Documents. The person(s) who have executed the Loan Documents on behalf of Debtor are duly authorized so to do.

B. Enforceability of Documents. Upon execution by Debtor, the Loan Documents shall constitute the legal, valid and binding obligations of Debtor, enforceable against Debtor in accordance with their respective terms.

C. No Actions. No action has been brought or is threatened which would in any way prohibit or restrict the execution and delivery of any of the Loan Documents by Debtor or the performance in all respects of Debtor thereunder.

All representations and warranties of Debtor made in this Agreement shall survive the execution of this Agreement and each Advance.

5. COVENANTS. Debtor covenants to Lender from and after the Effective Date as follows:

A. Books, Records and Inspections. Debtor shall, at all reasonable times upon prior written notice from Lender and during normal business hours, (i) provide Lender and Lenders’ officers, employees, agents, advisors, attorneys and accountants with access to Debtor’s personal and real properties and books and records, and (ii) allow such persons to make such inquires of Debtor’s officers and employees and to make copies and perform such verifications as Lender considers reasonably necessary; provided, however, all such inspections, copies and verifications shall be at Lender’s sole cost and expense and Lender shall reasonably attempt to minimize, during any such activity, interference with the operation of Debtor’s business and Lender shall keep any information obtained confidential; provided, however, Lender shall not be required to keep confidential A any information which had previously been made public, (2) information that Lender is required to disclose by court order, subpoena or under federal or state law, or (3) information received by Lender from a third party.

 B. Organization of Debtor. Debtor will continue to be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction and qualified to do business in any jurisdiction where such qualification is required.

C. Fundamental Changes. Debtor shall not consolidate with or merge into any Person or permit any Person to merge into it; provided that the Companies may enter into a consolidation or merger with any person if (i) the survivor formed by or resulting from such consolidation or merger is the Debtor and (ii) at the time of such consolidation or merger and immediately after giving effect thereto no Event of Default or Acceleration Event shall have occurred and be continuing.

D. Disposition of Assets. Without the prior written consent of Lender, Debtor shall not, directly or indirectly, sell, assign, lease, transfer or otherwise dispose of all or substantially all of its assets (other than in the ordinary course of business for full and fair consideration).

E. Maintenance of Assets. Debtor shall maintain, keep and preserve, and will cause each Subsidiary to maintain, keep and preserve, all of its tangible and intangible property and other assets that are necessary and useful in proper conduct of its business.

6. TRANSACTION CHARACTERIZATION. This Agreement is a contract to extend a financial accommodation (as such term is used in the Code) for the benefit of Debtor. It is the intent of the parties hereto that the business relationship created by this Agreement, the Note and the other Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents.

None of the agreements contained in the Loan Documents is intended, nor shall the same be deemed or construed, to create a partnership between Debtor and Lender, to make them joint venturers, to make Debtor an agent, legal representative, partner, subsidiary or employee of Lender, nor to make Lender in any way responsible for the debts, obligations or losses of Debtor.

7. DEFAULT AND REMEDIES. A. Each of the following shall be deemed an event of default by Debtor, after notice, to the extent required hereunder, and after the expiration of any applicable grace or cure period without the cure thereof (each, an “Event of Default”):

A If any representation or warranty of Debtor set forth in any of the Loan Documents is false in any material respect when made or becomes false in any material respect, or if Debtor renders any materially false statement or account;

B If any principal, interest or other monetary sum due under the Note or any other Loan Document is not paid within five days from the date when due and Lender shall have given notice of such failure to Debtor and such failure shall not have been cured by Debtor within five days from the delivery of such notice;

C If Debtor fails to observe or perform any of the other covenants (except as otherwise provided below), conditions, or obligations of this Agreement  or there is a breach or default under any other Loan Document beyond any applicable notice or cure period; provided, however, if any such event does not involve the payment of any monetary sum, is not the result of a willful or intentional act or omission of Debtor, does not place any rights or property of Lender in immediate jeopardy, and is within the reasonable power of Debtor to promptly cure after receipt of notice thereof, all as determined by Lender in its reasonable discretion, then such event shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lender shall have given Debtor notice thereof and a period of five business days shall have elapsed, during which period Debtor may correct or cure such event, upon failure of which an Event of Default shall be deemed to have occurred hereunder (except as otherwise provided in the following sentence) without further notice or demand of any kind being required.

D If Debtor fails to observe or perform any of the covenants of this Agreement; or

E If Debtor becomes insolvent within the meaning of the Code, files or notifies Lender that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an “Action”), becomes the subject of either an involuntary Action or petition under the Code without such involuntary Action or petition being dismissed within 60 days of filing or, if Debtor is diligently proceeding to dismiss such petition, such longer period of time as if required, but in no event shall such longer period of time be greater than 90 days, or is not generally paying its debts as the same become due.

B. Upon and during the continuance of an Event of Default, subject to the limitations, notices and cure periods set forth in subsection A, or an Acceleration Event, Lender shall have no obligation to fund any Advance to Debtor and Lender may declare all obligations of Debtor under the Note, this Agreement and any other Loan Document to be due and payable, and the same shall thereupon become due and payable without any presentment, demand, protest or notice of any kind except as expressly provided herein. Thereafter, Lender may exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity, including without limitation any one or more of the remedies available under the Note or any other Loan Document. Neither the acceptance of this Agreement nor its enforcement shall prejudice or in any manner affect Lender’s right to realize upon or enforce any other security now or hereafter held by Lender, it being agreed that Lender shall be entitled to enforce this Agreement and any other security now or hereafter held by Lender in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Lender, or to which Lender may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lender.

8. ASSIGNMENTS BY Lender. Lender may assign in whole or in part its rights under this Agreement. Upon any unconditional assignment of Lender’s entire right and interest hereunder, Lender shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of Lender contained herein arising after the date of the assignment provided that any assignee shall be bound by all of Lender’s obligations hereunder accruing from and after the date of such assignment.

9. INDEMNITY. Debtor agrees to indemnify, hold harmless and defend Lender and each of its directors, officers, shareholders, employees, successors, assigns, agents, experts, licensees, affiliates, lenders, mortgagees and trustees, as applicable (collectively, the “Indemnified Parties”), from and against any and all losses, costs, claims, liabilities, damages and expenses, including, without limitation, reasonable attorneys’ fees (collectively, “Losses”), arising as the result of a breach of any of the representations, warranties, covenants, agreements or obligations of Debtor set forth in this Agreement, but excluding Losses suffered by an Indemnified Party directly arising out of such Indemnified Party’s gross negligence or willful misconduct.

10. MISCELLANEOUS PROVISIONS.

A. Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile (and if a copy of such notice is also mailed by certified or registered mail, return receipt requested, and deposited with the U.S. Postal Service no later than the first business day after the notice was transmitted by facsimile), (c) the next business day following the date of deposit with the delivery service, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

If to Debtor:

Midas Medici Group Holdings, Inc.
c/o StraTech, Inc.
301 Gregson Drive
Cary, NC 27511
Attn:  Hank Torbert, Director
Telecopy: 919-379-8100

If to Lender:

Knox Lawrence International, LLC
445 Park Avenue
New York, New York 10022
Attn:  Nana Baffour, Managing Principal
Telecopy: 212-202-4168
Quotidian Capital, LLC
c/o Knox Lawrence International, LLC
445 Park Avenue
New York, New York 10022
Attn:  Nana Baffour, Managing Principal
Telecopy: 212-202-4168

B. Waiver and Amendment. No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

C. Captions. Captions are used throughout this Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

D. Lender’s Liability. Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by Lender, that (i) there shall be absolutely no personal liability on the part of any shareholder, director, officer or employee of Lender, with respect to any of the terms, covenants and conditions of this Agreement or the other Loan Documents, (ii) Debtor waives all claims, demands and causes of action against Lender’s officers, directors, employees and agents in the event of any breach by Lender of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by Lender and (iii) Debtor shall look solely to the assets of Lender for the satisfaction of each and every remedy of Debtor in the event of any breach by Lender of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by Lender, such exculpation of liability to be absolute and without any exception whatsoever.

E. Severability. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

F. Construction Generally. This is an agreement between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by both parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Debtor and Lender were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

G. Other Documents. Each of the parties agrees to sign such other and further documents as may be reasonably necessary to carry out the intentions expressed in this Agreement.

H. Attorneys’ Fees. In the event of any judicial or other adversarial proceeding between the parties concerning this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs in addition to any other relief to which it may be entitled. References in this Agreement to the attorneys’ fees and/or costs of a party shall mean both the reasonable fees and costs of independent outside counsel retained by such party with respect to this transaction and the reasonable fees and costs of the party’s in-house counsel incurred in connection with this transaction.

I. Entire Agreement. This Agreement and the other Loan Documents, together with any other certificates, instruments or agreements to be delivered in connection therewith, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Debtor and Lender with respect to the subject matter of this Agreement. Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Agreement by Debtor and Lender, the Commitment shall be deemed null and void and of no further force and effect and the terms and conditions of this Agreement shall control notwithstanding that such terms may be inconsistent with or vary from those set forth in the Commitment.

J. Forum Selection; Jurisdiction; Venue; Choice of Law. Debtor acknowledges that this Agreement was substantially negotiated in the state of New York, the Agreement was signed and delivered by Lender and Debtor in the state of New York, all payments under the Note will be delivered in the state of New York and there are substantial contacts between the parties and the transactions contemplated herein and the state of New York. For purposes of any action or proceeding arising out of this Agreement or any of the other Loan Documents, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the state of New York and Debtor consents that it may be served with any process or paper by registered mail or by personal service within or without the state of New York in accordance with applicable law. Furthermore, Debtor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed under the laws of the state of New York. Nothing in this Section shall limit or restrict the right of Lender to commence any proceeding in the federal or state courts located in a state other than New York to the extent Lender deems such proceeding necessary or advisable to exercise remedies available under this Agreement or the other Loan Documents.

K. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

L. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Debtor and Lender and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor in possession or any trustee appointed from a private panel.

M. Survival. All representations, warranties, agreements, obligations and indemnities of Debtor and Lender set forth in this Agreement shall survive the execution of this Agreement and each Advance.

N. Waiver of Jury Trial and Punitive, Consequential, Special and Indirect Damages. DEBTOR AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM Lender WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY DEBTOR AGAINST Lender OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY DEBTOR OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

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     IN WITNESS WHEREOF, Debtor and Lender have entered into this Agreement as of the date first above written.

LENDER:

KNOX LAWRENCE INTERNATIONAL, LLC

By: /s/ Nana Baffour

Name:  Nana Baffour
Title: Managing Principal

QUOTIDIAN CAPITAL, LLC

By: /s/ Nana Baffour

Name:  Nana Baffour
Title: Managing Principal

DEBTOR:

MIDAS MEDICI GROUP HOLDINGS, INC.

By: /s/ Hank Torbert

Name:  Hank Torbert
Title:     Director

PROMISSORY NOTE

Dated as of April 15, 2012

Maximum Principal Amount:  $2,000,000

New York, New York

For value received, Midas Medici Group Holdings, Inc., a Delaware corporation (“Debtor”), hereby promises to pay to Knox Lawrence International, LLC, a Delaware limited liability company (“KLI”) and Quotidian Capital, LLC, a Delaware limited liability company (collectively with KLI, the “Lender”), on or before the Maturity Date (as defined below), the principal sum of up to TWO MILLION AND NO/100 DOLLARS ($2,000,000), or such much thereof as may be outstanding from time to time, in accordance with that certain Revolving Line of Credit Loan Agreement dated as of the date of this Note between Debtor and Lender, as such agreement may be amended from time to time (the “Loan Agreement”).

Initially capitalized terms which are not otherwise defined in this Note shall have the meanings set forth in the Loan Agreement. The following terms shall have the following meanings for all purposes of this Note:

“Applicable Rate” means an annual percentage equal to 10%.

 “Business Day” means any day on which Lender is open for business in the state of New York, other than a Saturday, Sunday or a legal holiday.

“Interest Period” means (i) initially, the period beginning on the date of this Note and ending on the last day of the calendar month in which such date occurs, and (ii) thereafter, the period beginning on the first day of the calendar month and ending on the last day of such calendar month.

“Maturity Date” means October 31, 2013.

Debtor shall pay Lender interest on the outstanding principal amount of this Note at the Applicable Rate, on the basis of a 360-day year for the actual number of days elapsed, in arrears. Commencing on the first day of each calendar month after which an advance is made until the Maturity Date, Debtor shall pay Lender interest which has accrued at the Applicable Rate on the outstanding principal balance of this Note during the preceding Interest Period.

Lender shall notify Debtor in writing on or before the twenty-fifth day of each calendar month during the term of this Note of Lender’s determination of the interest payable on the first day of the next succeeding calendar month. All outstanding principal and unpaid accrued interest shall be paid on the Maturity Date.

Each payment hereunder shall be applied first to any past due payments under this Note (including payment of all Costs (as herein defined)), then to accrued interest at the Applicable Rate, and the balance, after the payment of such accrued interest, if any, shall be applied to the unpaid principal balance of this Note; provided, however, each payment hereunder while an Event of Default under this Note has occurred and is continuing shall be applied as Lender in its sole discretion may determine.

Upon execution of this Note, Debtor shall establish arrangements whereby all payments hereunder are transferred by wire or other means directly from Debtor’s bank account to such account as Lender may designate or as Lender may otherwise designate.

Debtor may prepay this Note as provided in the Loan Agreement.

An “Event of Default” shall be deemed to have occurred under this Note if any principal, interest or other monetary sum due under this Note is not paid within five days from the date when due and Lender shall have given notice of such failure to Debtor and such failure shall not have been cured by Debtor within five days from the delivery of such notice. Upon the occurrence of (i) an Event of Default under this Note or (ii) an Event of Default or an Acceleration Event under any of the other Loan Documents, then, in any of such events, time being of the essence hereof, Lender may declare the entire unpaid principal balance of this Note, accrued interest, if any, and all other sums due under this Note, the other Loan Documents and any other document further securing this Note, due and payable at once without written notice to Debtor.

All past-due principal and/or interest shall bear interest at the lesser of the highest rate for which the undersigned may legally contract or the rate of 18% per annum (the “Default Rate”), and such Default Rate shall continue to apply following a judgment in favor of Lender under this Note. If Debtor fails to make any payment or installment due under this Note within five days of its due date, Debtor shall pay to Lender in addition to any other sum due Lender under this Note or any other Loan Document a late charge equal to 10% of such past-due payment or installment.

All payments of principal and interest due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Debtor, and (ii) without any other right of abatement, reduction, setoff, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever. Debtor will pay the amounts necessary such that the gross amount of the principal and interest received by Lender is not less than that required by this Note.

No delay or omission on the part of Lender in exercising any remedy, right or option under this Note shall operate as a waiver of such remedy, right or option. In any event, a waiver on any one occasion shall not be construed as a waiver or bar to any such remedy, right or option on a future occasion.

Debtor hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest, and except as otherwise provided in the Loan Documents, all other notices or demands in connection with delivery, acceptance, performance, default or endorsement of this Note.

All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Note shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile (and if a copy of such notice is also mailed by certified or registered mail, return receipt requested, and deposited with the U.S. Postal Service no later than the first business day after the notice was transmitted by facsimile), (c) the next business day, following the date of deposit with the delivery service, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

If to Debtor:

Midas Medici Group Holdings, Inc.
c/o StraTech, Inc.
301 Gregson Drive
Cary, NC 27511
Attn:  Hank Torbert, Director
Telecopy: 919-379-8100

If to Lender:

Knox Lawrence International, LLC
445 Park Avenue
New York, New York 10022
Attn:  Nana Baffour, Managing Principal
Telecopy: 212-202-4168

Quotidian Capital, LLC
c/o Knox Lawrence International, LLC
445 Park Avenue
New York, New York 10022
Attn:  Nana Baffour, Managing Principal
Telecopy: 212-202-4168

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection after default, Debtor shall pay, in addition to the principal and interest due and payable hereon, all costs of collecting or attempting to collect this Note (the “Costs”), including reasonable attorneys’ fees and expenses of Lender (including those fees and expenses incurred in connection with any appeal and those of Lender’s in-house counsel) whether or not a judicial action is commenced by Lender.

This Note may not be amended or modified except by a written agreement duly executed by Debtor and Lender. In case any one or more of the provisions contained in this Note shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such provision had never been contained herein or therein.

Notwithstanding anything to the contrary contained in any of the Loan Documents, the obligations of Debtor to Lender under this Note and any other Loan Documents are subject to the limitation that payments of interest and late charges to Lender shall not be required to the extent that receipt of any such payment by Lender would be contrary to provisions of applicable law limiting the maximum rate of interest that may be charged or collected by Lender. The portion of any such payment received by Lender that is in excess of the maximum interest permitted by such provisions of law shall be credited to the principal balance of this Note or if such excess portion exceeds the outstanding principal balance of this Note, then such excess portion shall be refunded to Debtor. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and/or spread throughout the full term of this Note (including, without limitation, the period of any renewal or extension thereof) so that interest for such full term shall not exceed the maximum amount permitted by applicable law.

It is the intent of the parties hereto that the business relationship created by this Note and the other Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents. None of the agreements contained in the Loan Documents, is intended, nor shall the same be deemed or construed, to create a partnership between Lender and Debtor, to make them joint venturers, to make Debtor an agent, legal representative, partner, subsidiary or employee of Lender, nor to make Lender in any way responsible for the debts, obligations or losses of Debtor.

Lender, by accepting this Note, and Debtor acknowledge and warrant to each other that each has been represented by independent counsel and Debtor has executed this Note after being fully advised by said counsel as to its effect and significance. This Note shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party.

Debtor acknowledges that this Note was substantially negotiated in the state of New York, the Note was executed and delivered in the State of new York, all payments under this Note will be delivered in the state of New York and there are substantial contacts between the parties and the transactions contemplated herein and the state of New York. For purposes of any action or proceeding arising out of this Note, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the state of New York, Debtor consents that it may be served with any process or paper by registered mail or by personal service within or without the state of New York in accordance with applicable law. Furthermore, Debtor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of Debtor and Lender that all provisions of this Note shall be governed by and construed under the laws of the state of New York. Nothing contained in this paragraph shall limit or restrict the right of Lender to commence any proceeding in the federal or state courts located in any state in which Lender deems such proceeding necessary or advisable to exercise remedies available under the Loan Documents.

LENDER, BY ACCEPTING THIS NOTE, AND DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, THE RELATIONSHIP OF LENDER AND DEBTOR AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM LENDER WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY DEBTOR AGAINST LENDER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY DEBTOR OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

This obligation shall bind Debtor and its successors and assigns, and the benefits hereof shall inure to Lender and its successors and assigns. Lender may assign its rights under this Note as set forth in the Loan Agreement.

IN WITNESS WHEREOF, Debtor has executed and delivered this Note effective as of the date first set forth above.

MIDAS MEDICI GROUP HOLDINGS, INC.

By: /s/ Hank Torbert

Name:  Hank Torbert
Title:     Director

SCHEDULE OF AMOUNTS DUE

PAYABLE TO KNOX LAWRENCE INTERNATIONAL:

Amount                                                                      Date

$_________________                                           ____________________________

$_________________                                           ____________________________

$_________________                                           ____________________________

$_________________                                           ____________________________

$_________________                                           ____________________________

$_________________                                           ____________________________

PAYABLE TO QUOTIDIAN CAPITAL, LLC:

Amount                                                                      Date

$_________________                                           ____________________________

$_________________                                           ____________________________

$_________________                                           ____________________________

$_________________                                           ____________________________

$_________________                                           ____________________________

$_________________                                           ____________________________